Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:                                                Barbara Brungess

Vice President, Corporate & Investor Relations

610-727-7199

bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN ELECTS GREGORY D. WASSON TO ITS BOARD OF DIRECTORS

VALLEY FORGE, PA, May 15, 2014 — AmerisourceBergen Corporation (NYSE: ABC) today announced that Gregory D. Wasson, President and Chief Executive Officer of Walgreen Co. (Walgreens) (NYSE, Nasdaq: WAG), has been elected to its Board of Directors, effective immediately.  The election of Mr. Wasson expanded the Company’s Board of Directors to 11 members.  Mr. Wasson has not been appointed to serve on any committees of the Board.

Walgreens was entitled to designate a director to the AmerisourceBergen Board of Directors as part of the strategic long-term relationship the Company entered into with Walgreens and Alliance Boots GmbH in March of 2013.  “We are very pleased to have Greg join the AmerisourceBergen Board of Directors,” said Richard C. Gozon, Chairman of the Board of AmerisourceBergen.  “His extensive healthcare experience, strategic vision, and commitment to working collaboratively to drive growth and shareholder value for both AmerisourceBergen and Walgreens, will make Greg a tremendous asset to the Board.”

“I am thrilled to have Greg join our Board of Directors,” added Steven H. Collis, President and Chief Executive Officer of AmerisourceBergen.  “With his innovative insights, long-standing commitment to community pharmacy, and demonstrated partnership philosophy, I am certain that Greg will make valuable contributions to our Board.”

Mr. Wasson is currently the President and Chief Executive Officer of Walgreens, and has served on the Walgreens board of directors since 2009.  A graduate of Purdue University’s School of Pharmacy, Mr. Wasson has served in a number of senior management and executive positions throughout his 33-year career with Walgreens, including President and Chief Operating Officer of Walgreens from May 2007 to February 2009, Executive Vice President from October 2005 to May 2007, Senior Vice President from February 2004 to October 2005 and Vice President from October 2001 to February 2004. He was also President of Walgreens Health Services from March 2002 to May

2007. Mr. Wasson has served as a director of Alliance Boots GmbH  since August 2012 and of Verizon Communications, Inc. since March 2013.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel. With over $100 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 13,000 people. AmerisourceBergen is ranked #32 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; the retention of key customer or supplier relationships under less favorable economics; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in branded and/or generic pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances, federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare, and the effect of such changes on our customers; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute; price inflation in branded and generic pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to realize the anticipated benefits of the implementation of an enterprise resource planning (ERP) system; interest rate and foreign currency exchange rate fluctuations; risks associated with international business operations, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; economic, business, competitive and/or regulatory developments in countries where we do business and/or operate outside of the United States; risks associated with the strategic, long-term relationship among Walgreen Co., Alliance Boots GmbH, and AmerisourceBergen, the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents among the parties (including, among others, the distribution agreement or the generics agreement), an impact on our earnings per share resulting from the issuance of the Warrants, an inability to realize anticipated benefits (including benefits resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture), the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, disruption of or changes in vendor, payer and customer relationships and terms, and the reduction of AmerisourceBergen’s operational, strategic or financial flexibility; the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax laws or legislative initiatives that could adversely affect our tax positions and/or our tax liabilities or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; natural disasters or other unexpected events that affect our operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and elsewhere in that report and (ii) in other reports.

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